Exhibit 10.1

AMENDMENT

TO THE

COBIZ FINANCIAL INC.

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

This Amendment (the “Amendment”) to the CoBiz Financial Inc. Amended and Restated 2005 Equity Incentive Plan (the “Plan”) is approved and adopted to be effective as of November 1, 2016 (the “Effective Date”).

RECITALS

A.

The Plan provides, in Section 15, that the Compensation Committee of the Board of Directors of CoBiz Financial Inc. (the “Committee”) may amend the Plan at any time, subject to shareholder approval if required under the terms of the Plan, and the Committee has determined that shareholder approval of this Amendment is not required under the terms of the Plan;

B.	The Committee now desires to amend the Plan in accordance with the terms and conditions of this Amendment.

AMENDMENT

NOW THEREFORE, effective as of the Effective Date, the Plan is amended as follows:

1.	Section 14.2 of the Plan hereby is amended to read in its entirety as follows, effective as of the Effective Date:

“14.2     Withholding in Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company or a Subsidiary.  The Company, after consideration of applicable accounting standards, has the discretion to either (i) allow Participants to elect, or (ii) otherwise direct as a general rule, to have the Company withhold shares of Stock for taxes in an amount equal to or greater than the applicable minimum statutory withholding amount but not greater than the maximum statutory withholding amount.”

2.	Any inconsistent provision of the Plan shall be read consistent with this Amendment.

3.	Except as amended by this Amendment, the Plan shall remain in full force and effect.

4.	This Amendment may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned Secretary of CoBiz Financial Inc. certifies that the foregoing sets forth the Amendment to the CoBiz Financial Inc. Amended and Restated 2005 Equity Incentive Plan as duly adopted by the Compensation Committee of the Board of Directors on October 27, 2016.

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Secretary